EX-3(iii)

                                               ARTICLES OF AMENDMENT
                                       OF

                       ENERGY OPTICS, INC.

     Pursuant  to  Article  13 of the Business  Corporation  Act,

Section  53-13-1  et.  seq. N.M.S.A. 1978  of  New  Mexico.   The

undersigned   corporation  adopts  the  following   Articles   of

Amendment to its Articles of Incorporation:

     1.   The Name of the corporation is ENERGY OPTICS, INC.

     2.     The   following  Amendments  of   the   Articles   of

Incorporation were adopted by the shareholders of the corporation on  May  28,  1996  in the manner prescribed by  the  New  Mexico

Business Corporation Act:

          a.    Article  IV was amended to read:  The Corporation

shall  have the authority to issue 25,000,000 shares common stock with  a  par value of one mil. ($.00) per share.  The corporation shall  have only one class of stock, which shall be common stock.

Fractional shares may be issued.

          b.    Article  XI  continues to read:   Shares  may  be

issued for such consideration as may from time to time be fixe by

the   Board  of  Directors  under  the  authorizations   of   the

Shareholders.  In the absence of fraud, the judgment of the Board of  Directors  as to the value of the consideration received  for such shares shall be conclusive.

     3.    The number of shares of the corporation outstanding at

the time of such adoption was 7,808,152; and the number of shares entitled to vote thereon was 7,808,152.

     4.   All such shares were common shares.

     5.    The  number  of  shares voted for such  amendment  was

5,765,096; the number of shares voted against such amendment  was

751,447; and 4,787 shares abstained.

     Dated:   August 19, 1997
                                ENERGY OPTICS, INC.


                                BY:   /S/  Edward N. Laughlin
                                    EDWARD N. LAUGHLIN,
                                President

                                BY:  /s/ Gordon Molesworth
                                    GORDON MOLESWORTH, Secretary

STATE OF NEW MEXICO
COUNTY OF DONA ANA

     I, Rachel A. Leeman, a notary public, do hereby certify that on this 19th day of August, 1997, personally appeared before me Edward N. Laughlin, who being by first duly sworn, declared that he is the President of Energy Optics, Inc. that he signed the foregoing documents as President of the corporation and that the statements therein contained are true.

                                  /S/ Rachel A. Leeman
                                NOTARY PUBLIC



STATE OF ARIZONA
COUNTY OF PIMA COUNTY

     I, Brenda G. Bell a notary public, do hereby certify that on this 5th day of September, 1997, personally appeared before me Gordon Molesworth, who being first duly sworn, declared that he is the Secretary of Energy Optics, Inc. that he signed the foregoing documents as Secretary of the corporation and that the statements therein contained are true.

                                  /S/ Brenda G. Bell
                                NOTARY PUBLIC







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